AMENDED AND RESTATED MASTER ISSUER CASH          EXHIBIT 4.9
                             MANAGEMENT AGREEMENT

                               21 NOVEMBER 2007

                          PERMANENT MASTER ISSUER PLC
                              (AS MASTER ISSUER)

                                      AND

                             BANK OF SCOTLAND PLC
                        (AS MASTER ISSUER CASH MANAGER)

                                      AND

                             THE BANK OF NEW YORK
                      (AS MASTER ISSUER SECURITY TRUSTEE)

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                                   CONTENTS

CLAUSE                                                                     PAGE

1.       Definitions and Interpretation.......................................1
2.       Appointment of Master Issuer Cash Manager............................2
3.       Master Issuer Cash Management Services...............................2
4.       Payments, Accounts, Ledgers..........................................3
5.       No Liability.........................................................9
6.       Costs and Expenses...................................................9
7.       Information..........................................................9
8.       Remuneration........................................................11
9.       Covenants of Master Issuer Cash Manager.............................11
10.      Non-Exclusivity.....................................................12
11.      Termination.........................................................12
12.      Further Assurance...................................................15
13.      New Notes...........................................................15
14.      Miscellaneous.......................................................15
15.      Confidentiality.....................................................16
16.      Notices.............................................................16
17.      Variation and Waiver................................................17
18.      No Partnership......................................................17
19.      Assignment..........................................................17
20.      Exclusion of Third Party Rights.....................................18
21.      Counterparts........................................................18
22.      Governing Law.......................................................18
23.      Submission to Jurisdiction..........................................18

SCHEDULE

1.       Master Issuer Cash Management Services..............................19
2.       Cash Management and Maintenance of Ledgers..........................21
3.       Form of Master Issuer Quarterly Report..............................30

Signatories..................................................................33

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THIS AMENDED AND RESTATED MASTER ISSUER CASH MANAGEMENT AGREEMENT (this
AGREEMENT) is made as a deed on 21 November 2007

BETWEEN:

(1) PERMANENT MASTER ISSUER PLC (registered number 5922774), a public limited company incorporated under the laws of England and Wales, whose registered office is at 35 Great St. Helen's, London EC3A 6AP (the MASTER ISSUER);

(2) BANK OF SCOTLAND PLC (registered number SC327000) (formerly The Governor and Company of the Bank of Scotland), a public limited company incorporated under the laws of Scotland whose registered office is at The Mound, Edinburgh, EH1 1YZ (acting in its capacity as the MASTER ISSUER CASH MANAGER); and

(3) THE BANK OF NEW YORK, a New York banking corporation whose London branch address is at One Canada Square, London E14 5AL (acting in its capacity as the MASTER ISSUER SECURITY TRUSTEE, which expression shall include such company and all other persons and companies for the time being acting as security trustee under the Master Issuer Deed of Charge).

WHEREAS:

(A) On the Initial Closing Date and on subsequent Closing Dates the Master Issuer will issue Notes constituted by the Trust Deed and/or on subsequent Advance Dates the Master Issuer will borrow Master Issuer Subordinated Loans pursuant to the Master Issuer Subordinated Loan Agreements and/or Master Issuer Start-Up Loans pursuant to the Master Issuer Start-up Loan Agreements. The Master Issuer will make the Rated Loan Tranches, the Subordinated Loan Tranches and the Start-Up Loan Tranches available to Funding 2 from the proceeds of the issue of the Notes, the Master Issuer Subordinated Loans and the Master Issuer Start-up Loans.

(B) Halifax (then in its capacity as the Master Issuer Cash Manager) agreed to provide cash management services to the Master Issuer and the Master Issuer Security Trustee on the terms and subject to the conditions contained in the Master Issuer Cash Management Agreement.

(C) On the Reorganisation Date, pursuant to the HBOS Group Reorganisation Act 2006, The Governor and Company of the Bank of Scotland was registered as a public company under the Companies Act 1985 and changed its name to Bank of Scotland plc and the business and all property and liabilities of Halifax (including its rights and obligations under the Master Issuer Cash Management Agreement) were transferred to Bank of Scotland.

(D) The parties hereto have agreed to amend and restate the Master Issuer Cash Management Agreement on the date hereof as set out herein.

IT IS HEREBY AGREED as follows:

1.       DEFINITIONS AND INTERPRETATION

1.1 The master definitions and construction schedule signed by, amongst others, the parties to this Agreement and dated 21 November 2007 (as the same may be amended, varied or supplemented from time to time with the consent of the parties thereto) (the MASTER DEFINITIONS AND CONSTRUCTION SCHEDULE) and the amended and restated master issuer master definitions and construction schedule signed by, amongst others, the parties to this Agreement and dated 21 November 2007 (as the same may be amended, varied or supplemented from time to time) (the MASTER ISSUER MASTER DEFINITIONS AND CONSTRUCTION SCHEDULE) are expressly and specifically incorporated into this Agreement and,

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         accordingly, the expressions defined in the Master Definitions and
         Construction Schedule and the Master Issuer Master Definitions and Construction Schedule shall, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Agreement, including the Recitals hereto, and this Agreement shall be construed in accordance with the interpretation provisions set out in Clause 3 of the Master Definitions and Construction Schedule and in Clause 3 of the Master Issuer Master Definitions and Construction Schedule.

1.2 This Agreement amends and restates the Master Issuer Cash Management Agreement dated 17 October 2006 (the PRINCIPAL AGREEMENT). As of the date of this Agreement, any future rights or obligations (excluding such rights and obligations accrued to the date of this Agreement) of a party to the Principal Agreement shall be extinguished and shall instead be governed by this Agreement.

2.       APPOINTMENT OF MASTER ISSUER CASH MANAGER

2.1      APPOINTMENT

         Until termination pursuant to Clause 11, the Master Issuer and the Master Issuer Security Trustee (according to their respective estates and interests) have appointed the Master Issuer Cash Manager as their lawful agent to provide the Master Issuer Cash Management Services set out in this Agreement. The Master Issuer Cash Manager has accepted such appointment on the terms and subject to the conditions of this Agreement.

2.2      DUTIES PRESCRIBED BY TRANSACTION DOCUMENTS

         For the avoidance of doubt and in connection with the powers conferred under Clause 2.1, save as expressly provided elsewhere in this Agreement, nothing in this Agreement shall be construed so as to give the Master Issuer Cash Manager any powers, rights, authorities, directions or obligations other than as specified in this Agreement or any of the other Master Issuer Transaction Documents.

2.3      APPOINTMENT CONDITIONAL UPON ISSUANCE OF NOTES

         The appointment pursuant to Clause 2.1 was conditional upon the issue of Notes on the Initial Closing Date and was effective upon and from the Initial Closing Date automatically without any further action on the part of any person PROVIDED THAT if the first issue of Notes had not occurred by 30 October 2006, or such later date as the Master Issuer and the Lead Managers may have agreed, this Agreement would have ceased to be of further effect.

3.       MASTER ISSUER CASH MANAGEMENT SERVICES

3.1      GENERAL

         The Master Issuer Cash Manager shall provide the services set out in this Agreement (including, for the avoidance of doubt, the Schedules) (the MASTER ISSUER CASH MANAGEMENT SERVICES).

3.2      APPROVALS AND AUTHORISATIONS

         The Master Issuer Cash Manager shall maintain, or procure the maintenance of, the approvals, authorisations, consents and licences required in connection with the business of the Master Issuer and shall prepare and submit, or procure the preparation and submission of, on behalf of the Master Issuer, all necessary applications and requests for any further approvals, authorisations, consents or licences which may be required in connection with the business of the Master Issuer and shall, so far as it is reasonably able to do so, perform the Master Issuer Cash Management Services in such a way as not to prejudice the continuation of any such approvals, authorisations, consents or licences.

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3.3      COMPLIANCE WITH TRANSACTION DOCUMENTS, ETC.

         The Master Issuer Cash Management Services shall include procuring (so far as the Master Issuer Cash Manager, using its reasonable endeavours, is able so to do) compliance by the Master Issuer with all applicable legal requirements and with the terms of the Master Issuer Transaction Documents, PROVIDED ALWAYS THAT the Master Issuer Cash Manager shall not lend or provide any sum to the Master Issuer and that the Master Issuer Cash Manager shall have no liability whatsoever to the Master Issuer, the Master Issuer Security Trustee or any other person for any failure by the Master Issuer to make any payment due under any of the Master Issuer Transaction Documents (other than to the extent arising from any failure by the Master Issuer Cash Manager to perform any of its obligations under any of the Master Issuer Transaction Documents).

3.4      LIABILITY OF MASTER ISSUER CASH MANAGER

(a) The Master Issuer Cash Manager shall indemnify each of the Master Issuer and the Master Issuer Security Trustee on demand on an after Tax basis for any loss, liability, claim, expense or damage suffered or incurred by it in respect of the negligence, fraud or wilful default of the Master Issuer Cash Manager in carrying out its functions as Master Issuer Cash Manager under, or as a result of a breach by the Master Issuer Cash Manager of, the terms and provisions of this Agreement or such other Master Issuer Transaction Documents to which the Master Issuer Cash Manager is a party (in its capacity as such) in relation to such functions.

(b) For the avoidance of doubt, the Master Issuer Cash Manager shall not be liable in respect of any loss, liability, claim, expense or damage suffered or incurred by the Master Issuer or the Master Issuer Security Trustee or any other person as a result of the proper performance of the Master Issuer Cash Management Services by the Master Issuer Cash Manager save to the extent that such loss, liability, claim, expense or damage is suffered or incurred as a result of any negligence, fraud or wilful default of the Master Issuer Cash Manager under, or as a result of a breach by the Master Issuer Cash Manager of, the terms and provisions of this Agreement or any of the other Master Issuer Transaction Documents to which the Master Issuer Cash Manager is a party (in its capacity as such) in relation to such functions.

4.       PAYMENTS, ACCOUNTS, LEDGERS

4.1      MASTER ISSUER TRANSACTION ACCOUNT

(a) The Master Issuer Cash Manager hereby confirms that the Master Issuer Transaction Account has been established on or before the date of this Agreement and that the mandate in the agreed form applied to this Agreement from the Programme Date. The Master Issuer Cash Manager undertakes (to the extent to which the same is within its control in its capacity as Master Issuer Cash Manager) that from the Programme Date the Master Issuer Transaction Account has been and will continue to be operative and that the Master Issuer Cash Manager will not knowingly create or permit to subsist any Security Interest in relation to the Master Issuer Transaction Account other than as created under or permitted pursuant to the Master Issuer Deed of Charge.

(b) The Master Issuer Cash Manager shall procure that the following amounts are paid into the Master Issuer Transaction Account:

                 (i)     all amounts of interest paid on the Loan Tranches;

                 (ii) all repayments or prepayments of principal on the Loan Tranches;

                 (iii) all amounts received by the Master Issuer pursuant to the Master Issuer Swap Agreements (excluding the return or transfer of any Excess Swap Collateral as set

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                         out in the relevant Master Issuer Swap Agreement and
                         in respect of each Master Issuer Swap Provider, prior to the designation of an early termination date under the relevant Master Issuer Swap Agreement and the resulting application of the collateral by way of netting or set-off, an amount equal to the value of all collateral (other than Excess Swap Collateral) provided by such Master Issuer Swap Provider to the Master Issuer pursuant to the relevant Master Issuer Swap Agreement (and any interest or distributions in respect thereof)); and

                 (iv) any other amounts whatsoever received by or on behalf of the Master Issuer after the Programme Date,

         and the Master Issuer Cash Manager shall procure that all interest earned on the Master Issuer Transaction Account and all investment proceeds from and income and distributions arising from time to time in respect of Authorised Investments purchased from amounts standing to the credit of the Master Issuer Transaction Account are credited to such account.

(c) Each of the payments into the Master Issuer Transaction Account referred to in Clause 4.1(b) shall be made forthwith upon receipt by the Master Issuer or the Master Issuer Cash Manager of the amount in question.

(d) For the avoidance of doubt, as soon as reasonably practicable after becoming aware of the same, the Master Issuer Cash Manager may, and shall, withdraw Cash from the Master Issuer Transaction Account if, and to the extent that, such Cash was credited thereto in error and shall use its reasonable endeavours to ensure that such Cash is applied correctly thereafter.

(e) The Master Issuer Cash Manager shall promptly notify each of the Master Issuer and the Master Issuer Security Trustee in writing of any additional account which supplements or replaces any account specifically referred to in the definition of the Master Issuer Transaction Account in the Master Issuer Master Definitions and Construction Schedule.

(f) Each of the Master Issuer Cash Manager and the Master Issuer undertakes that, so far as it is able to procure the same, the Master Issuer Transaction Account and all instructions and mandates in relation thereto will continue to be operative and will not, save as permitted pursuant to the Master Issuer Bank Account Agreement, be changed without the prior written consent of the Master Issuer Security Trustee (such consent not to be unreasonably withheld or delayed). For the avoidance of doubt, the Master Issuer Cash Manager may change the authorised signatories in respect of any instructions or mandates without the prior written consent of the Master Issuer Security Trustee, in accordance with the terms of the Master Issuer Bank Account Agreement.

4.2      ADDITIONAL MASTER ISSUER ACCOUNTS AND MASTER ISSUER SWAP COLLATERAL
         ACCOUNTS

(a) If established, the Master Issuer Cash Manager will not knowingly create or permit to subsist any Security Interest in relation to any Additional Master Issuer Account or any Master Issuer Swap Collateral Account other than as created under or permitted pursuant to the Master Issuer Deed of Charge.

(b) The Master Issuer Cash Manager shall procure that the relevant amounts are paid into the applicable Master Issuer Account or applicable Master Issuer Swap Collateral Account and the Master Issuer Cash Manager shall procure that all interest earned on the relevant Additional Master Issuer Account or relevant Master Issuer Swap Collateral Account and all investment proceeds from and income and distributions arising from time to time in respect of Authorised Investments purchased from amounts standing to the credit of an Additional Master Issuer Account are credited to such account.

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(c)      Each of the payments into the Additional Master Issuer Account or any
         Master Issuer Swap Collateral Account referred to in Clause 4.2(b) shall be made forthwith upon receipt by the Master Issuer or the Master Issuer Cash Manager of the amount in question.

(d) For the avoidance of doubt, as soon as reasonably practicable after becoming aware of the same, the Master Issuer Cash Manager may, and shall, withdraw Cash from an Additional Master Issuer Account or a Master Issuer Swap Collateral Account if, and to the extent that, such Cash was credited thereto in error and shall use its reasonable endeavours to ensure that such Cash is applied correctly thereafter.

(e) The Master Issuer Cash Manager shall promptly notify each of the Master Issuer and the Master Issuer Security Trustee in writing of any additional account which is established pursuant to clause 3.1 or clause 3.3 of the Master Issuer Bank Account Agreement or any account established to replace or supplement such account.

(f) Each of the Master Issuer Cash Manager and the Master Issuer undertakes that, so far as it is able to procure the same, the Additional Master Issuer Accounts and any Master Issuer Swap Collateral Accounts and all instructions and mandates in relation thereto will continue to be operative and will not, save as permitted pursuant to the Master Issuer Bank Account Agreement be changed without the prior written consent of the Master Issuer Security Trustee (such consent not to be unreasonably withheld or delayed). For the avoidance of doubt, the Master Issuer Cash Manager may change the authorised signatories in respect of any instructions or mandates without the prior written consent of the Master Issuer Security Trustee, in accordance with the terms of the Master Issuer Bank Account Agreement.

4.3      WITHDRAWALS

(a) The Master Issuer Cash Manager may make withdrawals on behalf of the Master Issuer from a Master Issuer Account, as permitted by this Agreement, until such time as the Master Issuer Cash Manager receives a copy of a Note Acceleration Notice served on the Master Issuer, but shall not in carrying out its functions as Master Issuer Cash Manager under this Agreement otherwise make withdrawals from a Master Issuer Account.

(b) Upon receipt of such a Note Acceleration Notice, no amount shall be withdrawn from the Master Issuer Accounts by the Master Issuer Cash Manager without the prior written consent of the Master Issuer Security Trustee.

4.4      CASH MANAGEMENT

         In administering the Master Issuer Accounts on behalf of the Master Issuer and the Master Issuer Security Trustee, the Master Issuer Cash Manager shall comply with the provisions of Schedule 2 prior to receipt by the Master Issuer Cash Manager of a copy of any Note Acceleration Notice served on the Master Issuer. Following service of a Note Acceleration Notice on the Master Issuer, the Master Issuer Security Trustee or any Receiver appointed by the Master Issuer Security Trustee will administer the Master Issuer Accounts in accordance with the terms of the Master Issuer Deed of Charge.

4.5      MASTER ISSUER LEDGERS

(a) The Master Issuer Cash Manager shall open and maintain in the books of the Master Issuer the following ledgers:

                 (i) the Master Issuer Revenue Ledger, which shall record all Master Issuer Revenue Receipts (which shall exclude any fees to be paid by Funding 2 on each Funding 2

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                         Interest Payment Date under the terms of the Master
                         Intercompany Loan Agreement) (other than in respect of any termination payment due by the Master Issuer in respect of any Master Issuer Swap)) standing to the credit of the Master Issuer Accounts from time to time and a sub-ledger in respect of each Series and Class of Notes, each Master Issuer Subordinated Loan and each Master Issuer Start-Up Loan, which shall record interest received in respect of each corresponding Rated Loan Tranche funded by each such Series and Class of Notes, interest received in respect of each corresponding Subordinated Loan Tranche funded by each such Master Issuer Subordinated Loan and interest and principal received in respect of each corresponding Start-Up Loan Tranche funded by each such Master Issuer Start-Up Loan (respectively);

                 (ii) the Master Issuer Principal Ledger, which shall record all Master Issuer Principal Receipts standing to the credit of the Master Issuer Accounts from time to time and a sub-ledger in respect of each Series and Class of Notes and each Master Issuer Subordinated Loan, which shall record principal repayments in respect of each corresponding Rated Loan Tranche funded by each such Series and Class of Notes and each corresponding Subordinated Loan Tranche funded by each such Master Issuer Subordinated Loan; and

                 (iii) the Master Issuer Swap Collateral Ledger (which shall comprise of such sub-ledgers as the Master Issuer Cash Manager considers appropriate), to record all payments, transfers and receipts in connection with Swap Collateral, including, without limitation:

                         (A) the receipt of any Swap Collateral by the Master Issuer from the Master Issuer Swap Providers;

                         (B) the receipt of any income or distributions in respect of such Swap Collateral;

                         (C) the payment or transfer of all, or any part of, such Swap Collateral to the relevant Master Issuer Swap Provider; and

                         (D) the payment or transfer of all, or any part of, such Swap Collateral to the relevant Master Issuer Accounts,

                 provided that the Master Issuer Swap Collateral Ledger (and sub-ledgers) shall only be established in the event that any Master Issuer Swap Provider pays or transfers Swap Collateral to the Master Issuer in accordance with the relevant Master Issuer Swap Agreement;

                 (iv) the Master Issuer Expense Ledger, which shall record payments of fees received from Funding 2 under the Master Intercompany Loan and payments out in accordance with the Master Issuer Pre-Enforcement Revenue Priority of Payments;

                 (v) the Master Issuer Note Ledger, which shall be divided into segregated sub-ledgers each of which shall record payments made under each Series and Class of Notes (each of which shall be further divided into sub-ledgers to record payments of interest and fees and repayments and prepayments of principal made under such Series and Class of Notes together with any termination payment made by the Master Issuer in respect of the corresponding Master Issuer Swap (excluding any Master Issuer Swap Excluded Termination Amount) ;

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                 (vi)    the Master Issuer Subordinated Loan Ledger, which
                         shall be divided into segregated sub-ledgers each which shall record payments made under each Master Issuer Subordinated Loan (each of which shall be further divided into sub-ledgers to record payments of interest and repayments and prepayments of principal made under each Master Issuer Subordinated Loan); and

                 (vii) the Master Issuer Start-Up Loan Ledger, which shall be divided into segregated sub-ledgers each of which shall record payments made under each Master Issuer Start-up Loan (each of which shall be further divided into sub-ledgers to record payments of interest and repayments and prepayments of principal made under such Master Issuer Start-up Loan).

(b) The Master Issuer Cash Manager shall make credits and debits to the Master Issuer Ledgers in accordance with the provisions of paragraphs 5 to 10 of Schedule 2 hereto.

4.6      TERMINATION

         If on or prior to the date of the earlier of (i) repayment in full of any Series and Class of Notes or (ii) the service of a Note Acceleration Notice on the Master Issuer, any of the Master Issuer Swaps related to such Series and Class are terminated, the Master Issuer Cash Manager (on behalf of the Master Issuer and the Master Issuer Security Trustee) shall purchase a replacement hedge (taking into account any early termination payment received from the relevant Master Issuer Swap Provider) in respect of such Series and Class of Notes, against, as appropriate:

         (a) fluctuations in the relevant currency swap rate between Dollars and Sterling or the possible variance between LIBOR for three-month Sterling deposits and either:

                 (i) LIBOR for one-month Dollar deposits (in relation to any such Series and Class of Notes that are US Dollar Notes and that are Money Market Notes); or

                 (ii) LIBOR for three-month Dollar deposits (in relation to any such Series and Class of Notes that are US Dollar Notes and that are not Money Market Notes); or

         (b) fluctuations in the relevant currency swap rate between Euro and Sterling or the possible variance between LIBOR for three-month Sterling deposits and either:

                 (i) EURIBOR for one-month Euro deposits (in relation to any such Series and Class of Notes that are the Euro Notes and that are Money Market Notes); or

                 (ii) EURIBOR for three-month Sterling deposits (in relation to any such Series and Class of Notes that are the Euro Notes and that are not Money Market Notes); or

         (c) fluctuations in the relevant currency swap rate between the Specified Currency and Sterling or the possible variance between LIBOR for three-month Sterling deposits and either:

                 (i) LIBOR for one-month deposits of the Specified Currency (in relation to any such Series and Class of Notes of the Specified Currency that are Money Market Notes); or

                 (ii) LIBOR for three-month deposits of the Specified Currency (in relation to any such Series and Class of Notes that are not Money Market Notes);

         in each case, on terms acceptable to the Rating Agencies and the Master Issuer and the Master Issuer Security Trustee and with a swap provider whom the Rating Agencies have previously confirmed in

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         writing to the Master Issuer and the Master Issuer Security Trustee
         will not cause the then current ratings of the Notes to be downgraded.

4.7      SWAP COLLATERAL

(a) In the event that, pursuant to the terms of a Master Issuer Swap Agreement, a Master Issuer Swap Provider pays or transfers Swap Collateral to the Master Issuer, the Master Issuer Cash Manager shall:

                 (i) if not already created, create the Master Issuer Swap Collateral Ledger in the books of the Master Issuer so as to record the amount and type of such Swap Collateral and identify the relevant Master Issuer Swap Agreement in respect of which it has been posted;

                 (ii) upon receipt of such Swap Collateral, credit it to and record the relevant details in the Swap Collateral Ledger;

                 (iii) to the extent that such Swap Collateral is in the form of Cash, pay it into the relevant Master Issuer Swap Collateral Cash Account; and

                 (iv) to the extent that such Swap Collateral is in the form of securities, arrange for it to be credited to the relevant Master Issuer Swap Collateral Securities Account.

(b) Any such Swap Collateral shall not form part of the Master Issuer Available Funds provided that, if the terms of the relevant Master Issuer Swap Agreement permit such Swap Collateral to be applied in or towards satisfaction of the relevant Master Issuer Swap Provider's obligations under the relevant Master Issuer Swap Agreement, and in the event that such Swap Collateral is to be so applied, the Master Issuer Cash Manager shall:

                 (i) where the relevant Swap Collateral is in the form of Cash, transfer the relevant amount of Cash from the relevant Master Issuer Swap Collateral Cash Account to the Master Issuer Transaction Account; or

                 (ii) where the relevant Swap Collateral is in the form of securities, realise the Swap Collateral and pay the amount of the net proceeds into the Master Issuer Transaction Account,

         and, in each case, make the appropriate debits and credits to the Master Issuer Swap Collateral Ledger. Swap Collateral will form part of the Master Issuer Available Revenue Receipts on its transfer or payment into the Master Issuer Transaction Account in accordance with this Clause 4.7(b).

(c) To the extent that, pursuant to the terms of the relevant Master Issuer Swap Agreement, Swap Collateral is to be transferred or paid to the relevant Master Issuer Swap Provider, the Master Issuer Cash Manager shall:

                 (i) where the relevant Swap Collateral is in the form of Cash, pay the relevant amount of Cash out of the relevant Swap Collateral Cash Account to the Master Issuer Swap Provider; or

                 (ii) where the relevant Swap Collateral is in the form of securities, transfer and deliver the Swap Collateral to the Master Issuer Swap Provider,

         and, in each case, debit the Master Issuer Swap Collateral Ledger as appropriate.

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(d)      The terms of this Clause 4.7 shall prevail if and to the extent that they are inconsistent with the other paragraphs of this Clause 4.

4.8      NOTIFICATION TO MASTER ISSUER SWAP PROVIDERS

         As soon as practicable following the notification to the Note Trustee and the Noteholders of an early redemption of a Series and Class of Notes in accordance with Condition 5 of such Notes, the Master Issuer Cash Manager shall notify, as soon as is reasonably practicable, the relevant Master Issuer Swap Providers (being the Master Issuer Swap Providers who have entered into swap transactions with the Master Issuer relating to such Notes) of such redemption.

5.       NO LIABILITY

         Save as otherwise provided in this Agreement, the Master Issuer Cash Manager shall have no liability for the obligations of either the Master Issuer Security Trustee or the Master Issuer under any of the Transaction Documents or otherwise and nothing in this Agreement shall constitute a guarantee, or similar obligation, by the Master Issuer Cash Manager of either Funding 2, the Master Issuer Security Trustee or the Master Issuer in respect of any of them.

6.       COSTS AND EXPENSES

         Subject to and in accordance with the Master Issuer Pre-Enforcement Revenue Priority of Payments or, as the case may be, the Master Issuer Post-Enforcement Priority of Payments, the Master Issuer will on each Quarterly Interest Payment Date reimburse the Master Issuer Cash Manager for all out-of-pocket costs, expenses and charges (together with any amounts in respect of Irrecoverable VAT due thereon) properly incurred by the Master Issuer Cash Manager in the performance of the Master Issuer Cash Management Services including any such costs, expenses or charges not reimbursed to the Master Issuer Cash Manager on any previous Quarterly Interest Payment Date and the Master Issuer Cash Manager shall (if applicable) supply the Master Issuer with an appropriate VAT invoice issued by the Master Issuer Cash Manager or, if the Master Issuer Cash Manager has treated the relevant cost, expense or charge as a disbursement for VAT purposes, by the person making the supply.

7.       INFORMATION

7.1      USE OF I.T. SYSTEMS

(a) The Master Issuer Cash Manager represents and warrants that as at the date hereof, in respect of the software which is to be used by the Master Issuer Cash Manager in providing the Master Issuer CashManagement Services, it has in place all necessary licences or consents from the respective licensor or licensors (if any) of such software.

(b) The Master Issuer Cash Manager undertakes that it shall, for the duration of this Agreement, use reasonable endeavours to:

                 (i) ensure that the licences or consents referred to in paragraph (a) are maintained in full force and effect; and

                 (ii) except in so far as it would breach any other of its legal obligations, grant to any person to whom it may sub-contract or delegate the performance of all or any of its powers and obligations under this Agreement or to such person as the Master Issuer and the Master Issuer Security Trustee elect as a substitute cash manager in accordance with the terms of this Agreement a licence to use any proprietary software together with any updates which may be made thereto from time to time.

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(c)      The Master Issuer Cash Manager shall use reasonable endeavours to maintain in working order the information technology systems used by the Master Issuer Cash Manager in providing the Master Issuer Cash Management Services.

(d) The Master Issuer Cash Manager shall pass to any person to whom it may sub-contract or delegate the performance of all or any of its powers and obligations under this Agreement or to such person as the Master Issuer and the Master Issuer Security Trustee elect as a substitute cash manager in accordance with the terms of this Agreement the benefit of any warranties in relation to the software insofar as the same are capable of assignment.

7.2      BANK ACCOUNT STATEMENTS

         The Master Issuer Cash Manager shall take all reasonable steps to ensure that it receives a monthly bank statement in relation to each of the Master Issuer Accounts (subject to clause 6.3 of the Master Issuer Bank Account Agreement) and that it furnishes a copy of such statements to the Master Issuer and the Master Issuer Security Trustee, unless otherwise agreed.

7.3      ACCESS TO BOOKS AND RECORDS

         Subject to all applicable laws, the Master Issuer Cash Manager shall permit the Auditors of the Master Issuer and any other person nominated by the Master Issuer Security Trustee (to whom the Master Issuer Cash Manager has no reasonable objection) at any time during normal office hours upon reasonable notice to have access, or procure that such person or persons are granted access, to all books of record and account relating to the Master Issuer Cash Management Services provided by the Master Issuer Cash Manager and related matters in accordance with this Agreement.

7.4      STATUTORY OBLIGATIONS

         The Master Issuer Cash Manager will use its reasonable endeavours, on behalf of the Master Issuer, to prepare or procure the preparation of and file all reports, annual returns, financial statements, statutory forms and other returns which the Master Issuer is required by law to prepare and file. Subject to approval thereof by the directors of the Master Issuer, the Master Issuer Cash Manager shall cause such accounts to be audited by the Auditors and shall procure so far as it is able to do so that the Auditors shall make a report thereon as required by law and copies of all such documents shall be delivered to the Master Issuer Security Trustee, the Master Issuer and the Rating Agencies as soon as practicable after the end of each accounting reference period of the Master Issuer.

7.5      INFORMATION COVENANTS

(a) The Master Issuer Cash Manager shall provide the Master Issuer, the Master Issuer Security Trustee, the Seller and the Rating Agencies with a quarterly report substantially in the form set out in Schedule 3, or in such other form reasonably acceptable to the recipients thereof, in respect of the Master Issuer. Each such quarterly report shall be delivered to the Master Issuer, the Master Issuer Security Trustee, the Seller and the Rating Agencies by the last Business Day of the month in which each Interest Payment Date occurs.

(b) The Master Issuer Cash Manager shall provide, or procure the provision of, to the Master Issuer, the Master Issuer Security Trustee and the Rating Agencies copies of any annual returns or financial statements referred to in Clause 7.4 as soon as reasonably practicable after the preparation thereof upon the request of any such person.

(c) The Master Issuer Cash Manager shall notify the Rating Agencies in writing of the details of:

                 (i) any material amendment to the Master Issuer Transaction Documents;

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                 (ii)    the occurrence of a Note Event of Default; and

                 (iii) any other information relating to the Master Issuer Cash Manager as the Rating Agencies may reasonably request in connection with its obligations under this Agreement, PROVIDED THAT such request does not adversely interfere with the Master Issuer Cash Manager's day-to-day provision of the Master Issuer Cash Management Services under the other terms of this Agreement.

(d) The Master Issuer Cash Manager shall, at the request of the Master Issuer Security Trustee, furnish the Master Issuer Security Trustee and the Rating Agencies with such other information relating to its business and financial condition as it may be reasonable for the Master Issuer Security Trustee to request in connection with this Agreement PROVIDED THAT the Master Issuer Security Trustee shall not make such a request more than once every three months unless, in the belief of the Master Issuer Security Trustee, a Master Intercompany Loan Event of Default, Note Event of Default or Master Issuer Cash Manager Termination Event (as defined in Clause 11.1) shall have occurred and is continuing or may reasonably be expected to occur and PROVIDED FURTHER THAT such request does not adversely interfere with the Master Issuer Cash Manager's day-to-day provision of the Master Issuer Cash Management Services under the other terms of this Agreement.

8.       REMUNERATION

8.1      FEE PAYABLE

         On each Quarterly Interest Payment Date, the Master Issuer shall pay to the Master Issuer Cash Manager for the Master Issuer Cash Management Services a cash management fee (which shall be inclusive of VAT) in arrear calculated in relation to each Interest Period the basis of the number of days elapsed and a 365 day year at the rate of
         0.025 per cent. per annum, on the aggregate Principal Amount Outstanding of the Notes and the Subordinated Loans as at the most recent anniversary of the Programme Date (or as otherwise agreed in writing between the Master Issuer, the Master Issuer Security Trustee and the Master Issuer Cash Manager from time to time).

8.2      PAYMENT OF FEE

         The cash management fee referred to in Clause 8.1 shall be paid to the Master Issuer Cash Manager in arrear on each Quarterly Interest Payment Date in the manner contemplated by and in accordance with the provisions of the Master Issuer Pre-Enforcement Revenue Priority of Payments or, as the case may be, the Master Issuer Post-Enforcement Priority of Payments.

9.       COVENANTS OF MASTER ISSUER CASH MANAGER

9.1      COVENANTS

         The Master Issuer Cash Manager hereby covenants with and undertakes to each of the Master Issuer and the Master Issuer Security Trustee that without prejudice to any of its specific obligations under this
         Agreement:

         (a) it will devote all due skill, care and diligence to the performance of its obligations and the exercise of its discretions under this Agreement;

         (b) it will comply with any proper directions, orders and instructions which the Master Issuer or the Master Issuer Security Trustee may from time to time give to it in accordance with the provisions of this Agreement and, in the event of any conflict, those of the Master Issuer Security Trustee shall prevail;

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

         (c) it will use its reasonable endeavours to keep in force all licences, approvals, authorisations and consents which may be necessary in connection with the performance of the Master Issuer Cash Management Services and prepare and submit all necessary applications and requests for any further approval, authorisation, consent or licence required in connection with the performance of the Master Issuer Cash Management Services;

         (d) save as otherwise agreed with the Master Issuer and the Master Issuer Security Trustee, it will provide free of charge to the Master Issuer during normal office hours office space, facilities, equipment and staff sufficient to fulfil the obligations of the Master Issuer under this Agreement;

         (e) it will not knowingly fail to comply with any legal requirements in the performance of the Master Issuer Cash Management Services;

         (f) it will make all payments required to be made by it pursuant to this Agreement on the due date for payment thereof for value on such day without set-off (including, without limitation, in respect of any fees owed to it) or counterclaim; and

         (g) it will not, without the prior written consent of the Master Issuer Security Trustee, amend or terminate any of the Master Issuer Transaction Documents save in accordance with their terms.

9.2      DURATION OF COVENANTS

         The covenants of the Master Issuer Cash Manager in Clause 9.1 shall remain in force until this Agreement is terminated but without prejudice to any right or remedy of the Master Issuer or the Master Issuer Security Trustee arising from breach of any such covenant prior to the date of termination of this Agreement.

10.      NON-EXCLUSIVITY

         Nothing in this Agreement shall prevent the Master Issuer Cash Manager from rendering or performing services similar to those provided for in this Agreement to or for itself or other persons, firms or companies or from carrying on business similar to or in competition with the business of the Master Issuer or the Master Issuer Security Trustee.

11.      TERMINATION

11.1     MASTER ISSUER CASH MANAGER TERMINATION EVENTS

         If any of the following events (MASTER ISSUER CASH MANAGER TERMINATION EVENTS) shall occur:

         (a) default is made by the Master Issuer Cash Manager in the payment on the due date of any payment due and payable by it under this Agreement and such default continues unremedied for a period of three London Business Days after the earlier of the Master Issuer Cash Manager becoming aware of such default and receipt by the Master Issuer Cash Manager of written notice from the Master Issuer or the Master Issuer Security Trustee, as the case may be, requiring the same to be remedied; or

         (b) default is made by the Master Issuer Cash Manager in the performance or observance of any of its other covenants and obligations under this Agreement, which in the reasonable opinion of the Master Issuer Security Trustee is materially prejudicial to the interests of the Master Issuer Secured Creditors and such default continues unremedied for a period of twenty London Business Days after the earlier of the Master Issuer Cash Manager becoming aware of such default and receipt by the Master Issuer Cash Manager of written notice from the Master Issuer Security Trustee requiring the same to be remedied; or

         (c) while the Master Issuer Cash Manager is the Seller, an Insolvency Event occurs with respect to the Master Issuer Cash Manager,

         then the Master Issuer Security Trustee may at once or at any time thereafter while such default continues by giving notice in writing to the Master Issuer Cash Manager terminate its appointment as Master Issuer Cash Manager under this Agreement with effect from a date (not earlier than the date of the notice) specified in the notice.

11.2     RESIGNATION OF MASTER ISSUER CASH MANAGER

         The appointment of the Master Issuer Cash Manager under this Agreement may be terminated upon the expiry of not less than 12 months' written notice of termination given by the Master Issuer Cash Manager to the Master Issuer and the Master Issuer Security Trustee PROVIDED THAT:

         (a) the Master Issuer and the Master Issuer Security Trustee consent in writing to such termination;

         (b) a substitute cash manager shall be appointed, such appointment to be effective not later than the date of such termination;

         (c) such substitute cash manager has cash management experience and is approved by the Master Issuer and the Master Issuer Security Trustee;

         (d) such substitute cash manager enters into an agreement substantially on the same terms as this Agreement or on such terms as are satisfactory to the Master Issuer and the Master Issuer Security Trustee and the Master Issuer Cash Manager shall not be released from its obligations under this Agreement until such substitute cash manager has entered into such new agreement and the rights of the Master Issuer under such agreement are charged in favour of the Master Issuer Security Trustee on terms satisfactory to the Master Issuer Security Trustee; and

         (e) the then current ratings (if any) of the Notes are not adversely affected as a result thereof (unless otherwise agreed by an Extraordinary Resolution of each Class of the Noteholders).

11.3     EFFECT OF TERMINATION

(a) On and after termination of the appointment of the Master Issuer Cash Manager under this Agreement pursuant to this Clause 11, all authority and power of the Master Issuer Cash Manager under this Agreement shall be terminated and be of no further effect and the Master Issuer Cash Manager shall not thereafter hold itself out in any way as the agent of the Master Issuer or the Master Issuer Security Trustee pursuant to this Agreement.

(b) Upon termination of the appointment of the Master Issuer Cash Manager under this Agreement pursuant to this Clause 11, the Master Issuer Cash Manager shall:

                 (i) forthwith deliver (and in the meantime hold on trust for, and to the order of, the Master Issuer or the Master Issuer Security Trustee, as the case may be) to the Master Issuer or the Master Issuer Security Trustee, as the case may be or as it shall direct in writing, all books of account, papers, records, registers, correspondence and documents in its possession or under its control relating to the affairs of or belongings of the Master Issuer or the Master Issuer Security Trustee, as the case

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

                         may be, (if practicable, on the date of receipt) any monies then held by the Master Issuer Cash Manager on behalf of the Master Issuer or the Master Issuer Security Trustee and any other assets of the Master Issuer and the Master Issuer Security Trustee;

                 (ii) take such further action as the Master Issuer or the Master Issuer Security Trustee, as the case may be, may reasonably direct at the expense of the Master Issuer or the Master Issuer Security Trustee, as the case may be (including in relation to the appointment of a substitute cash manager), provided that the Master Issuer Security Trustee shall not be required to take or direct to be taken such further action unless it has been indemnified or secured to its satisfaction;

                 (iii) provide all relevant information contained on computer records in the form of magnetic tape, together with details of the layout of the files encoded on such magnetic tapes; and

                 (iv) co-operate and consult with and assist the Master Issuer or the Master Issuer Security Trustee or its nominee, as the case may be (which shall, for the avoidance of doubt, include any Receiver appointed by
                         it) for the purposes of explaining the file layouts and the format of the magnetic tapes generally containing such computer records on the computer system of the Master Issuer or the Master Issuer Security Trustee or such nominee, as the case may be.

11.4     NOTICE OF EVENT OF DEFAULT

         The Master Issuer Cash Manager shall deliver to the Master Issuer and the Master Issuer Security Trustee as soon as reasonably practicable but in any event within three London Business Days of becoming aware thereof a notice of any Master Issuer Cash Manager Termination Event or any Note Event of Default or any event which with the giving of notice or expiry of any grace period or certification, as specified in such Master Issuer Cash Manager Termination Event or Note Event of Default, would constitute the same.

11.5     GENERAL PROVISIONS RELATING TO TERMINATION

(a) Termination of the appointment of the Master Issuer Cash Manager under this Agreement shall be without prejudice to the liabilities of the Master Issuer and the Master Issuer Security Trustee to the Master Issuer Cash Manager or vice versa incurred before the date of such termination. The Master Issuer Cash Manager shall have no right of set-off or any lien in respect of such amounts against amounts held by it on behalf of the Master Issuer or the Master Issuer Security Trustee.

(b) This Agreement shall terminate at such time as the Master Issuer Secured Liabilities have been fully discharged.

(c) On termination of the appointment of the Master Issuer Cash Manager under the provisions of this Clause 11, the Master Issuer Cash Manager shall be entitled to receive all fees and other moneys accrued up to (but excluding) the date of termination but shall not be entitled to any other or further compensation. The Master Issuer shall pay such moneys so receivable by the Master Issuer Cash Manager in accordance with the Master Issuer Pre-Enforcement Revenue Priority of Payments or, as the case may be, the Master Issuer Post-Enforcement Priority of Payments, on the dates on which they would otherwise have fallen due hereunder. Such termination shall not affect the Master Issuer Cash Manager's rights to receive payment of all amounts (if any) due to it from the Master Issuer other than under this Agreement.

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

(d) Any provision of this Agreement which is stated to continue after termination of this Agreement shall remain in full force and effect notwithstanding termination.

12.      FURTHER ASSURANCE

12.1     CO-OPERATION, ETC.

         The parties to this Agreement agree that they will co-operate fully to do all such further acts and things and execute any further documents as may be necessary or desirable to give full effect to the arrangements contemplated by this Agreement.

12.2     POWERS OF ATTORNEY

         Without prejudice to the generality of Clause 12.1, the Master Issuer and the Master Issuer Security Trustee shall upon request by the Master Issuer Cash Manager forthwith give to the Master Issuer Cash Manager such further powers of attorney or other written authorisations, mandates or instruments as are necessary to enable the Master Issuer Cash Manager to perform the Master Issuer Cash Management Services.

12.3     CHANGE OF MASTER ISSUER SECURITY TRUSTEE

         In the event that there is any change in the identity of the Master Issuer Security Trustee or an additional Master Issuer Security Trustee is appointed in accordance with the Master Issuer Deed of Charge, the existing Master Issuer Security Trustee, the new Master Issuer Security Trustee or the retiring Master Issuer Security Trustee, as the case may be, the Master Issuer Cash Manager and the Master Issuer shall execute such documents and take such actions as such of the existing Master Issuer Security Trustee, the new Master Issuer Security Trustee and/or the retiring Master Issuer Security Trustee, as applicable shall agree are reasonably necessary for the purpose of vesting in such new Master Issuer Security Trustee the rights and benefits of the Master Issuer Security Trustee under this Agreement and under the Master Issuer Deed of Charge and, if relevant, releasing the retiring Master Issuer Security Trustee from its future obligations hereunder or thereunder.

12.4     NO OBLIGATION ON MASTER ISSUER SECURITY TRUSTEE

         Nothing contained in this Agreement shall impose any obligation or liability on the Master Issuer Security Trustee to assume or perform any of the obligations of the Master Issuer or the Master Issuer Cash Manager under this Agreement or render it liable for any breach thereof.

13.      NEW NOTES

         On each occasion that the Master Issuer issues a new Series and Class of Notes, the Master Issuer Cash Manager, the Master Issuer and the Master Issuer Security Trustee shall execute such documents and take such action as may be necessary or required by the Rating Agencies for the purpose of including any Master Issuer Swap Provider and any other person who is required to execute an Accession Undertaking or any other Master Issuer Transaction Document relating to such new Series and Class of Notes to the Master Issuer Deed of Charge.

14.      MISCELLANEOUS

14.1     NO SET-OFF

         The Master Issuer Cash Manager agrees that it will not:

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

         (a) set-off or purport to set-off any amount which either the Master Issuer is or will become obliged to pay to it under this Agreement against any amount from time to time standing to the credit of or to be credited to any Master Issuer Account; or

         (b) make or exercise any claims or demands, any rights of counterclaim or any other equities against or withhold payment of any and all sums of money which may at any time and from time to time be standing to the credit of any Master Issuer Account.

14.2     NO PETITION AND LIMITED RECOURSE

         Clauses 5.3 and 5.4 of the Master Issuer Deed of Charge shall also apply to this Agreement as if expressly incorporated herein.

15.      CONFIDENTIALITY

         During the continuance of this Agreement or after its termination, each of the Master Issuer, the Master Issuer Cash Manager and the Master Issuer Security Trustee shall use its best endeavours not to disclose to any person, firm or company any information relating to the business, finances or other matters of a confidential nature of any other party to this agreement of which it may exclusively by virtue of being party to the Transaction Documents have become possessed and shall use all reasonable endeavours to prevent any such disclosure as aforesaid, PROVIDED HOWEVER THAT the provisions of this Clause 15 shall not apply:

         (a) to any information already known to the recipient otherwise than as a result of entering into any of the Transaction Documents;

         (b) to any information subsequently received by the recipient which it would otherwise be free to disclose;

         (c) to any information which is or becomes public knowledge otherwise than as a result of the conduct of the recipient;

         (d) to any extent that the recipient is required to disclose the same pursuant to any law or order of any court of competent jurisdiction or pursuant to any direction, request or requirement (whether or not having the force of law) of any central bank or any governmental or other authority (including, without limitation, any official bank examiners or regulators);

         (e) to the extent that the recipient needs to disclose the same for determining the existence of, or declaring, a Note Event of Default, or a Master Issuer Cash Manager Termination Event, the protection or enforcement of any of its rights under any of the Transaction Documents or in connection therewith or for the purpose of discharging, in such manner as it thinks fit, its duties under or in connection with such agreements in each case to such persons as require to be informed of such information for such purposes; or

         (f) in relation to any information disclosed to the professional advisers of the recipient or (in connection with a prospective rating of any debt to be issued by the Master Issuer) to any Rating Agency or any prospective new cash manager or Master Issuer Security Trustee.

16.      NOTICES

         Any notices to be given pursuant to this Agreement to any of the parties hereto shall be sufficiently served if sent by prepaid first class post, by hand or facsimile transmission and shall be deemed to be given (in the case of facsimile transmission) when despatched, (where delivered by hand) on the day of delivery if delivered before
         17.00 hours on a Business Day or on the next Business Day if delivered thereafter or on a day which is not a Business Day or (in the case of first class post) when it would be received in the ordinary course of the post and shall be sent:

         (a) in the case of the Master Issuer Cash Manager: to Bank of Scotland plc, Halifax Division, Level 3, Lovell Park, 1 Lovell Park Road, Leeds LS1 1NS (facsimile number +44 (0)113 235
                 7511) for the attention of the Head of Mortgage Securitisation with a copy to Bank of Scotland plc, Treasury Division, 33 Old Broad Street, London EC2N 1HZ (facsimile no. +44 (0) 20 7574
                 8303) for the attention of Head of Mortgage Securitisation and Covered Bonds;

         (b) in the case of the Master Issuer: to Permanent Master Issuer PLC, 35 Great St. Helen's, London EC3A 6AP (facsimile number +44 (0) 20 7398 6325) for the attention of the Directors with a copy to Bank of Scotland plc, Halifax Division, Trinity Road (LP/3/3/SEC), Halifax, West Yorkshire HX1 2RG (facsimile number +44 (0)113 235 7511) for the attention of the Head of Mortgage Securitisation; and

         (c) in the case of the Master Issuer Security Trustee: to The Bank of New York, One Canada Square, London E14 5AL (facsimile number +44 (0) 20 7964 2533) for the attention of Corporate Trust Administration - ABS/MBS, or to such other address or facsimile number or for the attention of such other person or entity as may from time to time be notified by any party to the others by written notice in accordance with the provisions of this Clause 16.

17.      VARIATION AND WAIVER

         No variation or waiver of this Agreement shall be effective unless it is in writing and signed by (or by some person duly authorised by) each of the parties. No single or partial exercise of, or failure or delay in exercising, any right under this Agreement shall constitute a waiver or preclude any other or further exercise of that or any other right.

18.      NO PARTNERSHIP

         It is hereby acknowledged and agreed by the parties that nothing in this Agreement shall be construed as giving rise to any partnership between any of the parties.

19.      ASSIGNMENT

19.1     ASSIGNMENT BY THE MASTER ISSUER

         The Master Issuer may not assign or transfer any of its rights and obligations under this Agreement without the prior written consent of each of the Master Issuer Security Trustee and the Master Issuer Cash Manager, except that the Master Issuer may assign its rights hereunder without such consent pursuant to the Master Issuer Deed of Charge.

19.2     NO ASSIGNMENT BY MASTER ISSUER CASH MANAGER

         The Master Issuer Cash Manager may not assign or transfer any of its rights and obligations under this Agreement without the prior written consent of the Master Issuer and the Master Issuer Security Trustee, such consent not to be unreasonably withheld or delayed.

20.      EXCLUSION OF THIRD PARTY RIGHTS

         A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

21.      COUNTERPARTS

         This Agreement may be executed in any number of counterparts (manually or by facsimile) each of which, when executed and delivered, shall constitute an original, but all the counterparts shall together constitute but one and the same instrument provided, however, that this Agreement shall have no force or effect until it is executed by the last party to execute the same and shall be deemed to have been executed and delivered in the place where such last party executed this Agreement.

22.      GOVERNING LAW

         This Agreement is governed by, and shall be construed in accordance with, the laws of England and Wales.

23.      SUBMISSION TO JURISDICTION

         Each party to this Agreement hereby irrevocably submits to the exclusive jurisdiction of the English courts in any action or proceeding arising out of or relating to this Agreement, and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined by such courts. Each party to this Agreement hereby irrevocably waives, to the fullest extent it may possibly do so, any defence or claim that the English courts are an inconvenient forum for the maintenance or hearing of such action or proceeding.

IN WITNESS whereof the parties have caused this Agreement to be executed and delivered as a deed the day and year first before written.

                                  SCHEDULE 1

                    MASTER ISSUER CASH MANAGEMENT SERVICES

The Master Issuer Cash Manager shall:

(a) operate the Master Issuer Accounts and ensure that payments are made into and from such accounts in accordance with this Agreement, the Master Issuer Deed of Charge, the Master Issuer Bank Account Agreement and any other relevant Master Issuer Transaction Document, PROVIDED HOWEVER THAT nothing herein shall require the Master Issuer Cash Manager to make funds available to the Master Issuer to enable such payments to be made other than as expressly required by the provisions of this Agreement;

(b) keep records for all taxation purposes (including, without limitation, those relating to VAT);

(c) subject to any applicable law, assist the Auditors of the Master Issuer and provide such information to them as they may reasonably request for the purpose of carrying out their duties as auditors of the Master Issuer;

(d) make all filings, give all notices and make all registrations and other notifications required in the day-to-day operation of the business of the Master Issuer or required to be given by the Master Issuer pursuant to the Master Issuer Transaction Documents;

(e) arrange for all payments due to be made by the Master Issuer under any of the Master Issuer Transaction Documents, PROVIDED THAT such moneys are at the relevant time available to the Master Issuer and PROVIDED FURTHER THAT nothing herein shall constitute a guarantee by the Master Issuer Cash Manager of all or any of the obligations of the Master Issuer under any of the Master Issuer Transaction Documents;

(f) without prejudice to the role of and in conjunction with the Master Issuer Corporate Services Provider under the Master Issuer Corporate Services Agreement, keep general books of account and records of the Master Issuer; provide accounting services, including reviewing receipts and payments, supervising and assisting in the preparation of interim statements and final accounts and supervising and assisting in the preparation of tax returns;

(g) without prejudice to the role of and in conjunction with the Master Issuer Corporate Services Provider under the Master Issuer Corporate Services Agreement, provide or procure the provision of company secretarial and administration services to the Master Issuer including the keeping of all registers and the making of all returns and filings required by applicable law or by US or UK regulatory authorities, co-operate in the convening of board and general meetings and provide registered office facilities;

(h) on behalf of the Master Issuer, PROVIDED THAT monies are at the relevant time available to the Master Issuer, pay all out-of-pocket expenses of the Master Issuer, incurred by the Master Issuer Cash Manager on behalf of the Master Issuer in the performance of the Master Issuer Cash Manager's duties hereunder including without limitation:

         (i)     all Taxes which may be due or payable by the Master Issuer;

         (ii) all necessary filing and other fees in compliance with regulatory requirements;

         (iii)   all legal and audit fees and other professional advisory fees;
                 and

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         (iv)    all communication expenses including postage, courier and
                 telephone charges;

(i) with the prior written consent of the Master Issuer Security Trustee, invest monies standing from time to time to the credit of a Master Issuer Account in Authorised Investments, subject to the following provisions:

         (i) any such Authorised Investment shall be made in the joint names of the Master Issuer and the Master Issuer Security Trustee;

         (ii) any costs properly and reasonably incurred in making and changing Authorised Investments will be reimbursed to the Master Issuer Cash Manager and the Master Issuer Security Trustee by the Master Issuer; and

         (iii) all income and other distributions arising on, or proceeds following the disposal or maturity of, Authorised Investments shall be credited to the relevant Master Issuer Account.

         The Master Issuer Security Trustee and the Master Issuer Cash Manager shall not be responsible (save where any loss results from the Master Issuer Security Trustee's or the Master Issuer Cash Manager's, as the case may be, own fraud, wilful default or negligence or that of their respective officers or employees) for any loss occasioned by reason of any such Authorised Investments whether by depreciation in value or otherwise provided that such Authorised Investments were made in accordance with the above provisions;

(j)      (i)     if necessary, perform all currency conversions free of charge, cost or expense at the relevant exchange rate; and

         (ii) for the purposes of any calculations referred to in sub-paragraph (i) above, any currency amounts used in or resulting from such calculations will be rounded in accordance with the relevant market practice;

(k) make all returns and filings required to be made by the Master Issuer and provide or procure the provision of company secretarial and administration services to the Master Issuer;

(l) arrange payment of all fees to the London Stock Exchange plc or, as applicable, the UK Listing Authority of the Financial Services Authority;

(m) provide services in relation to Swap Collateral (including, without limitation, (i) in connection with the transfer, receipt, administration or holding of Swap Collateral, (ii) the making of calculations, determinations, communications or valuations (iii) the opening and maintenance of the Master Issuer Swap Collateral Accounts and the Master Issuer Swap Collateral Ledger and (iv) the entering into of Master Issuer Swap Collateral Ancillary Documents); and

(n) provide the Master Issuer, Funding 2, the Master Issuer Security Trustee and the Rating Agencies with quarterly reports in relation to the Master Issuer.

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                                  SCHEDULE 2

                  CASH MANAGEMENT AND MAINTENANCE OF LEDGERS

1.       DETERMINATION

1.1 On each Note Determination Date, the Master Issuer Cash Manager shall determine each of the following in accordance with this paragraph 1:

         (a) the amount of any Master Issuer Principal Receipts and Master Issuer Revenue Receipts available as at the following Quarterly Interest Payment Date; and

         (b) the Principal Amount Outstanding of the Notes, the Pool Factor, and the Note Principal Payment of the Notes in accordance with the Conditions.

1.2 The Master Issuer Cash Manager shall determine and notify the Master Issuer, the Note Trustee, the Registrar and the Paying Agents on or prior to 11.00 a.m. (London time) on the last day of each Interest Period of any Additional Amount payable in respect of such Interest Period.

1.3      (a)     The Master Issuer Cash Manager may make all the determinations referred to in paragraph 1.1 and paragraph 1.2 on the basis of any reasonable and proper assumptions as the Master Issuer
                 Cash Manager considers appropriate (including, without limitation, as to the amount of any payments to be made under paragraph 3 below during the period from and including the Note Determination Date to but excluding the next Quarterly
                 Interest Payment Date).

         (b) The Master Issuer Cash Manager shall on request notify the Master Issuer and the Master Issuer Security Trustee in writing of any such other assumptions and shall take account of any representations made by the Master Issuer and the Master Issuer Security Trustee (as the case may be) in relation thereto.

1.4 Each determination made in accordance with this paragraph 1 shall (in the absence of fraud, wilful default, negligence or manifest error) be final and binding on all persons.

2.       NOTIFICATION OF DETERMINATIONS

2.1 The Master Issuer Cash Manager will cause each determination of Master Issuer Available Funds to be notified forthwith to the Master Issuer.

2.2 The Master Issuer Cash Manager shall procure that the determinations and notifications required to be made pursuant to Condition 5.3 are made.

2.3 The Master Issuer Cash Manager will promptly notify the Master Issuer and each Calculation Agent (as defined in each of the Funding 2 Swap Agreement and each relevant Master Issuer Swap Agreement) of the relevant Note Principal Payment determined in accordance with paragraph 1.1(b) above.

3.       PRIORITY OF PAYMENTS FOR MASTER ISSUER REVENUE RECEIPTS

         Except for amounts due to third parties by the Master Issuer under item (b) below, amounts due to the Master Issuer Account Bank under item (c) below or amounts payable to any replacement swap provider using any termination payment received by the Master Issuer in respect of the corresponding Master Issuer Swap Agreement or amounts payable to a Master Issuer Swap Provider

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         (other than amounts pursuant to (i) below) using any premium recovered from any replacement swap provider, which will be paid when due, on each Quarterly Interest Payment Date, prior to the service of a note acceleration notice on the Master Issuer or until such time as there are no Master Issuer Secured Liabilities outstanding, the Master
         Issuer Cash Manager will apply Master Issuer Revenue Receipts in the following priority (in each case only if and to the extent that provisions of a higher priority have been made in full and to the extent that such withdrawal does not cause the Master Issuer Transaction Account to become overdrawn (the MASTER ISSUER PRE-ENFORCEMENT REVENUE PRIORITY OF PAYMENTS):

         (a) firstly, without priority among them, but in proportion to the respective amounts due, to pay amounts due to:

                 (i) the Master Issuer Security Trustee, together with interest and any amount in respect of VAT on those amounts, and to provide for any amounts due or to become due during the following interest period to the Master Issuer Security Trustee under the Master Issuer Deed of Charge;

                 (ii) the Note Trustee, together with interest and any amount in respect of VAT on those amounts, and to provide for any amounts due or to become due during the following interest period to the Note Trustee under the Master Issuer Trust Deed; and

                 (iii) the Agent Bank, the Paying Agents, the Registrar and the Transfer Agent, together with interest and any amount in respect of VAT on those amounts, and any costs, charges, liabilities and expenses then due or to become due during the following interest period to the Agent Bank, the Registrar, the Transfer Agent and the Paying Agents under the Master Issuer Paying Agent and Agent Bank Agreement;

         (b) secondly, to pay amounts due to any third party creditors of the Master Issuer (other than those referred to later in this priority of payments), which amounts have been incurred without breach by the Master Issuer of the Transaction Documents to which it is a party and for which payment has not been provided for elsewhere and to provide for any of those amounts expected to become due and payable during the following interest period by the Master Issuer and to pay or discharge any liability of the Master Issuer for corporation tax on any chargeable income or gain of the Master Issuer;

         (c) thirdly, without priority among them, but in proportion to the respective amounts due, to pay amounts due to:

                 (i) the Master Issuer Cash Manager, together with any amount in respect of VAT on those amounts, and to provide for any amounts due, or to become due to the Master Issuer Cash Manager in the immediately succeeding interest period, under the Master Issuer Cash Management Agreement;

                 (ii) the Master Issuer Corporate Services Provider, together with VAT on those amounts, and to provide for any amounts due, or to become due to the Master Issuer Corporate Service Provider in the immediately succeeding interest period under the Master Issuer Corporate Services Agreement; and

                 (iii) the Master Issuer Account Bank, together with VAT on those amounts, and to provide for any amounts due, or to become due to the Master Issuer Account Bank in the immediately succeeding interest period under the Master Issuer Bank Account Agreement;

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

         (d) fourthly, from amounts (excluding principal) received by the Master Issuer from Funding 2 in respect of each AAA Loan Tranche (and, in respect of (ii) below, the amounts (if any), excluding principal, received from the Master Issuer Swap Provider(s) under the Master Issuer Swap Agreement(s) in respect of the related Series and Class of Notes):

                 (i) to pay the amounts due and payable to the relevant Master Issuer Swap Provider(s) (if any) in respect of the related Series and Class of Class A Notes (including any termination payment but excluding any Master Issuer Swap Excluded Termination Amount) in accordance with the terms of the relevant Master Issuer Swap Agreement; and

                 (ii) to pay interest due and payable (if any) on the related Series and Class of Class A Notes on such Interest Payment Date;

         (e) fifthly, from amounts (excluding principal) received by the Master Issuer from Funding 2 in respect of each AA Loan Tranche (and, in respect of (ii) below, the amounts (if any), excluding principal, received from the Master Issuer Swap Provider(s) under the Master Issuer Swap Agreement(s) in respect of the related Series and Class of Notes):

                 (i) to pay the amounts due and payable to the relevant Master Issuer Swap Provider(s) (if any) in respect of the related Series and Class of Class B Notes (including any termination payment but excluding any Master Issuer Swap Excluded Termination Amount) in accordance with the terms of the relevant Master Issuer Swap Agreement; and

                 (ii) to pay interest due and payable (if any) on the related Series and Class of Class B Notes on such Interest Payment Date;

         (f) sixthly, from amounts (excluding principal) received by the Master Issuer from Funding 2 in respect of each A Loan Tranche (and, in respect of (ii) below, the amounts (if any), excluding principal, received from the Master Issuer Swap Provider(s) under the Master Issuer Swap Agreement(s) in respect of the related Series and Class of Notes):

                 (i) to pay the amounts due and payable to the relevant Master Issuer Swap Provider(s) (if any) in respect of the related Series and Class of Class M Notes (including any termination payment but excluding any Master Issuer Swap Excluded Termination Amount) in accordance with the terms of the relevant Master Issuer Swap Agreement; and

                 (ii) to pay interest due and payable (if any) on the related Series and Class of Class M Notes on such Interest Payment Date;

         (g) seventhly, from amounts (excluding principal) received by the Master Issuer from Funding 2 in respect of each BBB Loan Tranche (and, in respect of (ii) below, the amounts (if any), excluding principal, received from the Master Issuer Swap Provider(s) under the Master Issuer Swap Agreement(s) in respect of the related Series and Class of Notes):

                 (i) to pay the amounts due and payable to the relevant Master Issuer Swap Provider(s) (if any) in respect of the related Series and Class of Class C Notes (including any termination payment but excluding any Master Issuer Swap Excluded Termination Amount) in accordance with the terms of the relevant Master Issuer Swap Agreement; and

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

                 (ii) to pay interest due and payable (if any) on the related Series and Class of Class C Notes on such Interest Payment Date;

         (h) eighthly, from amounts (excluding principal) received by the Master Issuer from Funding 2 in respect of each BB Loan Tranche (and, in respect of (ii) below, the amounts (if any), excluding principal, received from the Master Issuer Swap Provider(s) under the Master Issuer Swap Agreement(s) in respect of the related Series and Class of Notes):

                 (i) to pay the amounts due and payable to the relevant Master Issuer Swap Provider(s) (if any) in respect of the related Series and Class of Class D Notes (including any termination payment but excluding any Master Issuer Swap Excluded Termination Amount) in accordance with the terms of the relevant Master Issuer Swap Agreement; and

                 (ii) to pay interest due and payable (if any) on the related Series and Class of Class D Notes on such Interest Payment Date;

         (i) ninthly, from amounts (excluding principal) received by the Master Issuer from Funding 2 in respect of each Subordinated Loan Tranche to pay interest due and payable (if any) on the related Master Issuer Subordinated Loan on such quarterly Interest Payment Date;

         (j) tenthly, without priority among them but in proportion to the respective amounts due, to pay any Master Issuer Swap Excluded Termination Payment due to a Master Issuer Swap Provider;

         (k) eleventhly, from amounts received by the Master Issuer from Funding 2 in respect of each Start-Up Loan Tranche, to pay all amounts due and payable (if any) on the related Master Issuer Start-Up Loan on such Quarterly Interest Payment Date; and

         (l)     twelfthly, the balance (if any) to the Master Issuer.

4.       PRIORITY OF PAYMENTS FOR MASTER ISSUER PRINCIPAL RECEIPTS

         Subject to Condition 5 of the Notes, until enforcement of the Master Issuer Security pursuant to the Master Issuer Deed of Charge or until such time as there are no Notes or Master Issuer Subordinated Loans outstanding, Master Issuer Principal Receipts will be applied as follows:

         (a) the Class A Notes: from principal amounts received by the Master Issuer from Funding 2 in respect of each AAA Loan Tranche (and in respect of (ii) below, the principal amounts received (if any) from the Master Issuer Swap Providers under the relevant Master Issuer Swap Agreements in respect of the related Series and Class of Notes):

                 (i) to pay amounts due and payable (in respect of principal) on such Interest Payment Date to the relevant Master Issuer Swap Providers in respect of the related Series and Class of Class A Notes in accordance with the terms of the relevant Master Issuer Swap Agreements; and

                 (ii) to pay amounts due and payable in respect of principal (if any) on such Interest Payment Date on the related Series and Class of Class A Notes;

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

         (b) the Class B Notes: from principal amounts received by the Master Issuer from Funding 2 in respect of each AA Loan Tranche (and in respect of (ii) below, the principal amounts received (if any) from the Master Issuer Swap Providers under the relevant Master Issuer Swap Agreements in respect of the related Series and Class of Notes):

                 (i) to pay amounts due and payable (in respect of principal) on such Interest Payment Date to the relevant Master Issuer Swap Providers in respect of the related Series and Class of Class B Notes in accordance with the terms of the relevant Master Issuer Swap Agreements; and

                 (ii) to pay amounts due and payable in respect of principal (if any) on such Interest Payment Date on the related Series and Class of Class B Notes;

         (c) the Class M Notes: from principal amounts received by the Master Issuer from Funding 2 in respect of each A Loan Tranche (and in respect of (ii) below, the principal amounts received (if any) from the Master Issuer Swap Providers under the relevant Master Issuer Swap Agreements in respect of the related Series and Class of Notes):

                 (i) to pay amounts due and payable (in respect of principal) on such Interest Payment Date to the relevant Master Issuer Swap Providers in respect of the related Series and Class of Class M Notes in accordance with the terms of the relevant Master Issuer Swap Agreements; and

                 (ii) to pay amounts due and payable in respect of principal (if any) on such Interest Payment Date on the related Series and Class of Class M Notes;

         (d) the Class C Notes: from principal amounts received by the Master Issuer from Funding 2 in respect of each BBB Loan Tranche (and in respect of (ii) below, the principal amounts received (if any) from the Master Issuer Swap Providers under the relevant Master Issuer Swap Agreements in respect of the related Series and Class of Notes):

                 (i) to pay amounts due and payable (in respect of principal) on such Interest Payment Date to the relevant Master Issuer Swap Providers in respect of the related Series and Class of Class C Notes in accordance with the terms of the relevant Master Issuer Swap Agreements; and

                 (ii) to pay amounts due and payable in respect of principal (if any) on such Interest Payment Date on the related Series and Class of Class C Notes;

         (e) the Class D Notes: from principal amounts received by the Master Issuer from Funding 2 in respect of each BB Loan Tranche (and in respect of (ii) below, the principal amounts received (if any) from the Master Issuer Swap Providers under the relevant Master Issuer Swap Agreements in respect of the related Series and Class of Notes):

                 (i) to pay amounts due and payable (in respect of principal) on such Interest Payment Date to the relevant Master Issuer Swap Providers in respect of the related Series and Class of Class D Notes in accordance with the terms of the relevant Master Issuer Swap Agreements; and

                 (ii) to pay amounts due and payable in respect of principal (if any) on such Interest Payment Date on the related Series and Class of Class D Notes; and

         (f) the Master Issuer Subordinated Loans: from principal amounts received by the Master Issuer from Funding 2 in respect of each Subordinated Loan Tranche to pay amounts due and payable in respect of principal (if any) on such quarterly Interest Payment Date on the related Master Issuer Subordinated Loan;

         The amounts standing to the credit of any sub-ledger of the Master Issuer Principal Ledger (in respect of a Series and Class of Notes or, as applicable, Master Issuer Subordinated Loans) may only be applied by the Master Issuer Cash Manager to pay the principal amounts due (if any) in respect of such Series and Class of Notes or, as applicable, Master Issuer Subordinated Loan under the above Master Issuer Pre-Enforcement Principal Priority of Payments.

5.       USE OF LEDGERS

         The Master Issuer Cash Manager shall forthwith record monies received or payments made by it on behalf of the Master Issuer in the ledgers in the manner set out in this Agreement. If, at any time, the Master Issuer Cash Manager is in any doubt as to which ledger a particular amount should be credited or debited, it shall consult with the Master Issuer Security Trustee thereon.

         A debit item shall only be made in respect of any of the Master Issuer Ledgers, and the corresponding payment or transfer (if any) may only be made from the Master Issuer Accounts, to the extent that such entry does not cause the relevant ledger to have a debit balance.

6.       MASTER ISSUER REVENUE LEDGER

         The Master Issuer Cash Manager shall ensure that:

         (a) the following amounts shall be credited to the Master Issuer Revenue Ledger:

                 (i) all interest and any other amount (not including principal and fees), if any, paid by Funding 2 to the Master Issuer under the terms of the Master Intercompany Loan Agreement;

                 (ii) all principal, if any, repaid by Funding 2 to the Master Issuer with respect to any Start-up Loan Tranche under the terms of the Master Intercompany Loan Agreement;

                 (iii) all interest received by the Master Issuer in respect of the Master Issuer Accounts;

                 (iv) all amounts received by the Master Issuer representing income on any Issuer Authorised Investments;

                 (v) all revenue amounts (including any early termination payment which is to be used to acquire, if necessary, a new currency or interest rate swap) received by the Master Issuer under the Master Issuer Swap Agreements;

         (b)     any payment or provision made under paragraph 3 of this
                 Schedule 2 shall be debited to the Master Issuer Revenue Ledger and the applicable sub-ledger; and

         (c) the amounts received from Funding 2 in respect of interest due on a Rated Loan Tranche shall be credited to a sub-ledger (in respect of the Series and Class of Notes that funded such Rated Loan Tranche) to the Master Issuer Revenue Ledger and payments of interest in respect of such Series and Class of Notes by the Master Issuer shall be debited to such sub-ledger.

         (d) the amounts received from Funding 2 in respect of interest due on a Subordinated Loan Tranche shall be credited to a sub-ledger (in respect of the Master Issuer Subordinated Loan that funded such Subordinated Loan Tranche) to the Master Issuer Revenue Ledger and payments of interest in respect of such Master Issuer Subordinated Loan by the Master Issuer shall be debited to such sub-ledger;

         (e) the amounts received from Funding 2 in respect of interest due on a Start-Up Loan Tranche shall be credited to a sub-ledger (in respect of the Master Issuer Start-Up Loan that funded such Start-Up Loan Tranche) to the Master Issuer Revenue Ledger and payments of interest in respect of such Master Issuer Start-Up Loan by the Master Issuer shall be debited to such sub-ledger; and

         (f) the amounts received from Funding 2 in respect of principal due on a Start-Up Loan Tranche shall be credited to a sub-ledger (in respect of the Master Issuer Start-Up Loan that funded such Start-Up Loan Tranche) to the Master Issuer Revenue Ledger and repayments of principal in respect of such Master Issuer Start-Up Loan by the Master Issuer shall be debited to such sub-ledger.

7.       MASTER ISSUER PRINCIPAL LEDGER

         The Master Issuer Cash Manager shall ensure that:

         (a) all principal paid by Funding 2 to the Master Issuer under the terms of the Master Intercompany Loan Agreement (except in respect of any Start-Up Loan Tranche) shall be credited to the Master Issuer Principal Ledger;

         (b) any payment or provision made under paragraph 4 of Schedule 2 of the Master Issuer Deed of Charge shall be debited to the Master Issuer Principal Ledger; and

         (c) the amounts of principal received from Funding 2 in respect of a Rated Loan Tranche shall be credited to a sub-ledger to the Master Issuer Principal Ledger in respect of the Series and Class of Notes which funded such Rated Loan Tranche and repayments of principal in respect of such Series and Class of Notes by the Master Issuer or on its behalf shall be debited to such sub-ledger; and

         (d) the amounts of principal received from Funding 2 in respect of a Subordinated Loan Tranche shall be credited to a sub-ledger to the Master Issuer Principal Ledger in respect of the Master Issuer Subordinated Loan which funded such Subordinated Loan Tranche and repayments of principal in respect of such Master Issuer Subordinated Loan by the Master Issuer or on its behalf shall be debited to such sub-ledger.

         The Master Issuer Cash Manager shall ensure that, prior to the enforcement of the Master Issuer Security, on each Quarterly Interest Payment Date, the amounts standing to the credit of any sub-ledger of the Master Issuer Principal Ledger (in respect of a Series and Class of Notes or Master Issuer Subordinated Loan, as the case may be) may only be applied by the Master Issuer Cash Manager to pay the principal amounts due (if any) in respect of such Series and Class of Notes or, such Master Issuer Subordinated Loan, as the case may be, under the Master Issuer Pre-Enforcement Principal Priority of Payments.

8.       MASTER ISSUER START-UP LOANS

         Prior to the service of a Note Acceleration Notice on the Master Issuer, on each Quarterly Interest Payment Date, the amounts standing to the credit of any sub-ledger of the Master Issuer Revenue Ledger in respect of amounts (excluding principal) of a Master Issuer Start-Up Loan may only be applied by the Master Issuer Cash Manager to pay interest, capitalised interest and other amounts due (except for principal) in respect of such Master Issuer Start-Up Loan and the amounts standing to the credit of any sub-ledger of the Master Issuer Revenue Ledger in respect of principal of a Master Issuer Start-Up Loan may only be applied by the Master Issuer Cash Manager to repay principal due in respect of such Master Issuer Start-Up Loan.

9.       RECORDS

         The Master Issuer Cash Manager shall ensure that a separate record is kept of any amount received from each of the Master Issuer Swap Providers pursuant to each of the Master Issuer Swap Agreements.

10.      MASTER ISSUER SWAP COLLATERAL LEDGER

         In connection with Swap Collateral the Master Issuer Cash Manager shall ensure that the appropriate debits and credits are made to the Master Issuer Swap Collateral Ledger in accordance with Clause 4.7 (Swap Collateral).

11.      MASTER ISSUER EXPENSES LEDGER

         The Master Issuer Cash Manager shall ensure that:

         (a) any fees paid by Funding 2 on each Funding 2 Interest Payment Date under the terms of the Master Intercompany Loan Agreement shall be credited to the Master Issuer Expenses Ledger; and

         (b) any payment or provision of fees made under the Master Issuer Priority of Payments using fees paid by Funding 2 under the terms of the Master Intercompany Loan Agreement shall be debited to the Master Issuer Expenses Ledger.

12.      MASTER ISSUER NOTE LEDGER

         The Master Issuer Cash Manager shall ensure that:

         (a) The following amounts shall be debited on a sub-ledger to the Master Issuer Note Ledger in respect of a Series and Class of
                 Notes:

                 (i) all interest (not including principal), if any, paid by the Master Issuer in respect of such Series and Class of Notes under the terms and conditions of such Series and Class of Notes; and

                 (ii) all amounts of principal, if any, paid by the Master Issuer in respect of such Series and Class of Notes under the terms and conditions of such Series and Class of Notes.

         (b) The following amounts shall be credited on such sub-ledger to the Master Issuer Note Ledger in respect of a Series and Class of Notes.

                 (i) the initial Principal Amount Outstanding of such Series and Class of Notes; and

                 (ii) all interest accrued in respect of such Series and Class of Notes under the terms and conditions of such Series and Class of Notes.

13.      MASTER ISSUER SUBORDINATED LOAN LEDGER

         The Master Issuer Cash Manager shall ensure that:

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

         (a) The following amounts shall be debited on a sub-ledger to the Master Issuer Subordinated Loan Ledger in respect of a Master Issuer Subordinated Loan:

                 (i) all interest (not including principal), if any, paid by the Master Issuer in respect of such Master Issuer Subordinated Loan under the terms and conditions of such Master Issuer Subordinated Loan; and

                 (ii) all amounts of principal, if any, paid by the Master Issuer in respect of such Master Issuer Subordinated Loan under the terms and conditions of such Master Issuer Subordinated Loan.

         (b) The following amounts shall be credited on such sub-ledger to the Master Issuer Subordinated Loan Ledger in respect of a Master Issuer Subordinated Loan.

                 (i) the initial Principal Amount Outstanding of such Master Issuer Subordinated Loan; and

                 (ii) all interest accrued in respect of such Master Issuer Subordinated Loan under the terms and conditions of such Master Issuer Subordinated Loan.

14.      MASTER ISSUER START-UP LOAN LEDGER

         The Master Issuer Cash Manager shall ensure that:

         (a) The following amounts shall be debited on a sub-ledger to the Master Issuer Start-Up Loan Ledger in respect of a Master Issuer Start-Up Loan:

                 (i) all interest (not including principal), if any, paid by the Master Issuer in respect of such Master Issuer Start-Up Loan under the terms and conditions of such Master Issuer Start-Up Loan; and

                 (ii) all amounts of principal, if any, paid by the Master Issuer in respect of such Master Issuer Start-Up Loan under the terms and conditions of such Master Issuer Start-Up Loan.

         (b) The following amounts shall be credited on such sub-ledger to the Master Issuer Start-Up Loan Ledger in respect of a Master Issuer Start-Up Loan.

                 (i) the initial Principal Amount Outstanding of such Master Issuer Start-Up Loan; and

                 (ii) all interest accrued in respect of such Master Issuer Start-Up Loan under the terms and conditions of such Master Issuer Start-Up Loan.

                                  SCHEDULE 3

                    FORM OF MASTER ISSUER QUARTERLY REPORT

PERMANENT MASTER ISSUER PLC

NOTES OUTSTANDING
PERIOD ENDED
ISSUE 200[*] NOTES


                          SERIES [*]    SERIES [*]    SERIES [*]     SERIES [*]
                          CLASS A       CLASS A       CLASS A        CLASS A

Moody's Current           Aaa           [Aaa          Aaa            Aaa
Rating
Fitch Current Rating      AAA           AAA           AAA            AAA
S&P Current Rating        AAA           AAA           AAA            AAA

Initial Note Balance
Previous Quarters Note
Principal
Note Redemptions
Outstanding Note
Principal

Note Interest Margins
Step Up Dates
Step Up Margins

Interest Payment Cycle
Interest Payment Date
Next Interest Payment
Date


                          SERIES [*]    SERIES [*]    SERIES [*]     SERIES [*]
                          CLASS B       CLASS B       CLASS B        CLASS B

Moody's Current           Aa3           Aa3           Aa3            Aa3
Rating
Fitch Current Rating      AA            AA            AA             AA
S&P Current Rating        AA            AA            AA             AA

Initial Note Balance
Previous Quarters Note
Principal
Note Redemptions
Outstanding Note
Principal

Note Interest Margins
Step Up Dates
Step Up Margins

Interest Payment Cycle
Interest Payment Date
Next Interest Payment
Date


                          SERIES [*]    SERIES [*]    SERIES [*]     SERIES [*]
                          CLASS M       CLASS M       CLASS M        CLASS M

Moody's Current           A2            A2            A2             A2
Rating
Fitch Current Rating      A             A             A              A
S&P Current Rating        A             A             A              A

Initial Note Balance
Previous Quarters Note
Principal
Note Redemptions
Outstanding Note
Principal

Note Interest Margins
Step Up Dates
Step Up Margins

Interest Payment Cycle
Interest Payment Date
Next Interest Payment
Date


                          SERIES [*]    SERIES [*]    SERIES [*]     SERIES [*]
                          CLASS C       CLASS C       CLASS C        CLASS C

Moody's Current           Baa2          Baa2          Baa2           Baa2
Rating
Fitch Current Rating      BBB           BBB           BBB            BBB
S&P Current Rating        BBB           BBB           BBB            BBB

Initial Note Balance
Previous Quarters Note
Principal
Note Redemptions
Outstanding Note
Principal

Note Interest Margins
Step Up Dates
Step Up Margins

Interest Payment Cycle
Interest Payment Date
Next Interest Payment
Date


                          SERIES [*]    SERIES [*]    SERIES [*]     SERIES [*]
                          CLASS D       CLASS D       CLASS D        CLASS D

Moody's Current Rating    Ba2           Ba2           Ba2            Ba2
Fitch Current Rating      BB            BB            BB             BB
S&P Current Rating        BB            BB            BB             BB

Initial Note Balance
Previous Quarters Note
Principal
Note Redemptions
Outstanding Note
Principal

Note Interest Margins
Step Up Dates
Step Up Margins

Interest Payment Cycle
Interest Payment Date
Next Interest Payment
Date

                                  SIGNATORIES

MASTER ISSUER CASH MANAGER

EXECUTED as a DEED by             ) /S/ IAN STEWART
BANK OF SCOTLAND PLC              )
acting by its attorney            ) /S/ DAVID WILKINSON
in the presence of:               )

Witness's signature: /S/ CHRIS WALL

Name:

Address: ALLEN & OVERY LLP
         40 BANK STREET
         LONDON E14 5DU

MASTER ISSUER

EXECUTED as a DEED by             ) /S/ CLAUDIA WALLACE
PERMANENT                         )
MASTER ISSUER PLC                 ) /S/ HELENA WHITAKER
acting by                         )

Director

Director/Secretary

MASTER ISSUER SECURITY TRUSTEE

EXECUTED as a DEED                ) /S/ VINCENT GIRAUD
for and on behalf of              )
THE BANK OF NEW YORK              )
by its authorised signatory       )

Witness's signature: /S/ CHRIS WALL

Name:

Address: ALLEN & OVERY LLP
         40 BANK STREET
         LONDON E14 5DU

                                      33